Exhibit 1.3

Execution Version

ADAPTIMMUNE THERAPEUTICS PLC
$200,000,000
AMERICAN DEPOSITARY SHARES
each representing 6 Ordinary Shares
AMENDMENT NO. 1 TO SALES AGREEMENT

April 18, 2025

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York 10017

Ladies and Gentlemen:

Adaptimmune Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”), together with TD Securities (USA) LLC (as successor to Cowen and Company, LLC) (“TD Cowen”), are parties to that certain Sales Agreement dated April 8, 2022 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The Company and TD Cowen desire to amend the Original Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”) as follows:

1.            TD Cowen Name and Address. All references to Cowen and Company, LLC in the Original Agreement are hereby amended to TD Securities (USA) LLC and all references to Cowen in the Original Agreement are hereby amended to TD Cowen. TD Cowen’s address in the Original Agreement is hereby amended and restated to:

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York 10017

2.            Issuance and Sales of Shares. The following sentence is hereby added to the end of the first paragraph of Section 1:

“The Company acknowledges and agrees that sales of ADSs under this Agreement may be made through affiliates of TD Cowen, and that TD Cowen may otherwise fulfill its obligations pursuant to this Agreement to or through an affiliated broker-dealer.”

1.

3.            Sale of Placement Shares by TD Cowen. Section 3(a) is hereby amended and restated in its entirety to read as follows:

“Sale of Placement Shares by TD Cowen. (a) Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice with respect to an Agency Transaction, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, TD Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. TD Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the close of the Trading Day (as defined below) on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume-weighted average price of the Placement Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages TD Cowen for a sale of Placement Shares in an Agency Transaction that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act (a “Block Sale”), the Company will provide TD Cowen, at TD Cowen’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as TD Cowen shall reasonably request. TD Cowen may sell Placement Shares in negotiated transactions, including block trades or Block Sales, or by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made through Nasdaq or on any other existing trading market for the ADSs, or by any other method permitted by law. TD Cowen shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that TD Cowen will be successful in selling Placement Shares, and (ii) TD Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by TD Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s ADSs are purchased and sold on the principal market on which the ADSs are listed or quoted.”

4.            Settlement. The first sentence of Section 5(a) is hereby amended and restated in its entirety to read as follows:

“Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares in an Agency Transaction will occur on the first (1st) Trading Day following the date on which such sales are made (each, an “Agency Settlement Date” and the first such Agency Settlement Date, the “First Delivery Date”; and any Agency Settlement Date and Principal Settlement Date shall be referred to as a “Settlement Date”).”

5.            Representations and Warranties of the Company. Clause (A) of Section 6(hh) is hereby amended and restated in its entirety to read as follows:

“(A)       None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions; and the Company will not directly or indirectly use the Net Proceeds, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.”

2.

6.            Representations and Warranties of the Company. The subsection set forth below is hereby added immediately following Section 6(zz):

“(aaa)    FINRA Exemption. The Company qualifies as an “experienced issuer” (within the meaning of FINRA Conduct Rule 5110(j)(6)) for purposes of the exemption from filing under FINRA Conduct Rule 5110(h)(1)(C).”

7.            Required Filings Relating to Placement of Placement Shares. Section 7(l) is hereby amended and restated in its entirety to read as follows:

“(l)         Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K, the number of the Placement Shares sold through TD Cowen under this Agreement, the volume-weighted average price of the Placement Shares sold, and the gross proceeds to the Company from the sale of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an annual report on Form 10-K, during the fiscal year covered by such annual report and the fourth quarter of such fiscal year.”

8.            Recognition of the U.S. Special Resolution Regimes. Section 21 as set forth below is hereby added immediately following Section 20:

“21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that TD Cowen is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from TD Cowen of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that TD Cowen is a Covered Entity and TD Cowen or a BHC Act Affiliate of TD Cowen becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against TD Cowen are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 20; (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

3.

9.            Schedule 1 is hereby amended in its entirety and replaced as set forth on Schedule 1 hereto.

10.          Schedule 2(b) is hereby amended in its entirety and replaced as set forth on Schedule 2 hereto.

11.          Exhibit 7(m) is hereby amended in its entirety and replaced as set forth on Schedule 3 hereto.

12.          With respect to issuances of Placement Shares that occur on or after the date of this Amendment, until such time that the registration statement filed by the Company with the Commission on April 18, 2025 (the “New Registration Statement”) is declared effective by the Commission, references to the “Registration Statement” and “Prospectus Supplement” in the Original Agreement shall refer to the registration statement and prospectus supplement filed by the Company with the Commission on April 8, 2022 and April 28, 2022 respectively (file no. 333-264208) (the “Prior Registration Statement”). The parties acknowledge and agree that the Original Sales Agreement, as amended by this Amendment (the “Amended Sales Agreement”), shall continue to provide for an aggregate offering limit of $200,000,000 of Placement Shares, which includes all Placement Shares previously sold and all Shares that may be sold from time to time pursuant to the Amended Sales Agreement and the Prior Registration Statement.

13.          Upon the effectiveness of the New Registration Statement, the Amended Sales Agreement shall provide for an aggregate offering limit of $200,000,000, which shall apply without regard to any Placement Shares previously sold under the Prior Registration Statement. The New Registration Statement and related sales agreement prospectus supplement forming part of the New Registration Statement shall govern all offers and sales of Placement Shares under the Amended Sales Agreement following the effectiveness of the New Registration Statement and no further sales will be made under the Prior Registration Statement.

14.          All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, unless amended otherwise herein and except with respect to the first paragraph of Section 6, where references to the “date of this Agreement” in the Original Agreement shall refer to each of the date of the Original Agreement and the date of this Amendment.

15.          Original Agreement Remains in Effect. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

16.          Entire Agreement. This Amendment, together with the Original Agreement (including all schedules and exhibits attached hereto and thereto), constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and TD Cowen. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment.

4.

17.          Governing Law. This Amendment and any claim, controversy or dispute arising under or related to this Amendment shall be governed by, and construed in accordance with the laws of, the State of New York without regard to its choice of law provisions. Any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Adaptimmune LLC as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

18.          Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

[Remainder of Page Intentionally Blank]

5.

If the foregoing correctly sets forth the understanding between the Company and TD Cowen, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding agreement between the Company and TD Cowen.

Very truly yours,

TD SECURITIES (USA) LLC

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

ACCEPTED as of the date
first-above written:

For and on behalf of
ADAPTIMMUNE THERAPEUTICS PLC

By:	/s/ Adrian Rawcliffe
Name: Adrian Rawcliffe
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Date:	[ ]

Subject: TD Cowen at the Market Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Adaptimmune Therapeutics plc (the “Company”), and TD Securities (USA) LLC (“TD Cowen”) dated April 8, 2022, as amended by Amendment No. 1 to Sales Agreement dated April 18, 2025 (together the “Agreement”), I hereby request on behalf of the Company that TD Cowen sell up to [ ] ADSs of the Company, at a minimum market price of $ per ADS. Sales should begin on the date of this Notice and shall continue until [DATE] [all ADSs are sold] [the aggregate sales price of the ADSs reaches $ ].

The Settlement Date for sales of the ADSs shall be the first (1st) Trading Day following the date on which sales of such ADSs are made.

SCHEDULE 2

ADAPTIMMUNE THERAPEUTICS PLC

[_________________]

AMERICAN DEPOSITARY SHARES
each representing 6 Ordinary Shares

terms AGREEMENT

____, 20__

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York 10017

Ladies & Gentlemen:

Adaptimmune Therapeutics plc (the “Company”), proposes, subject to the terms and conditions stated herein and in the Sales Agreement, dated April 8, 2022, as amended by Amendment No. 1 to Sales Agreement dated April 18, 2025 (together the “Sales Agreement”), between the Company and TD Securities (USA) LLC (“TD Cowen”), to issue and sell to TD Cowen the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Sales Agreement shall have the same meanings when used herein.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by TD Cowen, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to TD Cowen, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to TD Cowen, and TD Cowen agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Sales Agreement or this Terms Agreement to the contrary, the Company consents to TD Cowen trading in the ADSs for TD Cowen’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Sales Agreement incorporated herein by reference, shall constitute a binding agreement between TD Cowen and the Company.

For and on behalf of ADAPTIMMUNE THERAPEUTICS PLC

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

TD SECURITIES (USA) LLC

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

American Depositary Shares of the Company (“ADSs”) each representing six (6) fully paid ordinary shares, par value £0.001 per share

Number of Shares of Purchased Securities:

[●] ADSs

Purchase Price Payable by TD Cowen:

$[●] per ADS

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To TD Cowen’s account, or the account of TD Cowen’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[●], 20[●]

Closing Location:

[●]

[Compensation:

The amount of any discount, commission or other compensation to be paid by the Company to TD Cowen in connection with the sale of the Placement Shares shall be calculated in accordance with [●] and shall be paid in such manner as may be compliant with the UK Companies Act 2006.]

Documents to be Delivered:

The following documents referred to in the Sales Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the opinions referred to in Section 8(e);
(2) the opinion referred to in Section 8(f)
(3) the “comfort letter” referred to in Section 8(g);
(4) the representation certificate referred to in Section 8(h);
(5) the secretary’s certificate referred to in Section 8(i)
(6) such other documents as TD Cowen shall reasonably request.

Time of sale: [●] [a.m./p.m.] (New York City time) on [●], [●]

Time of sale information:

●	The number of shares of Purchased Securities set forth above.

SCHEDULE 3

FORM OF OFFICER CERTIFICATE

The undersigned, [●], the duly qualified and elected [●] of Adaptimmune Therapeutics plc (“Company”), a public limited company organized under the laws of England and Wales, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated April 8, 2022, as amended by Amendment No. 1 to Sales Agreement dated April 18, 2025 (the “Sales Agreement”), between the Company and TD Securities (USA) LLC, that to the best of the knowledge of the undersigned.

(i)             The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)            The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Cooley LLP, Mayer Brown LLP and Mayer Brown International, LLP, are entitled to rely upon this Certificate in connection with the opinions given by such firms pursuant to the Sales Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

By:
Name: [●]
Title: [●]

Date: [●]